[Letterhead]

August 15, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     RE:  NPC Holdings, Inc. (formerly The New Paraho Corporation
          Commission File No. 0-8536

Dear Sirs:

We have read Item 4 of NPC Holdings, Inc. Form 8-K, dated August 8, 2000 and are in agreement with the statements contained in paragraphs 4(b) and
(c) therein as they relate to us.

Very truly yours,

/s/ Hein + Associates LLP

Hein + Associates LLP
Certified Public Accountants
Denver, CO